UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

DATASCENSION INC.
(Exact name of Registrant as specified in charter)

Nevada	0-29087	87-0374623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer identification)

407 W. Imperial Hwy, Suite H314Brea, CA	92821
(Address of principal executive offices)	(Zip code)

Registrant's Address and Telephone number, including area code: 714-482-9750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 6, 2007, Datascension, Inc. (the “Company”), as borrower, entered into a Credit Agreement with Comerica Bank, as lender, which provides for a revolving credit facility of up to $2,000,000. The Credit Agreement provides for a one year term, and outstanding balances bear interest at the rate equal to the prime rate (as determined by Comerica Bank from time to time) plus two percent (2%). Under the Credit Agreement, the Company may borrow funds from Comerica Bank from time to time in an amount equal to 85% of eligible receivables (as set forth in the Credit Agreement), and all advances under the Credit Agreement are secured by a first lien against all of the assets of Datascension, Inc. and its subsidiary, Datascension, Inc. (a California corporation), as well as a pledge of the stock of the subsidiary. The Credit Agreement and related agreements carry additional terms related to other matters such as events of default, default rate of interest and remedies, all as set forth in those agreements, which shall be attached as exhibits to the Company’s Form 10-QSB for the quarter ending September 30, 2007, which shall be filed with the Commission on or before November 14, 2007.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2007

Datascension Inc.

By: /s/ Scott Kincer
Scott Kincer, President/CEO